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                                                                    Exhibit 23.1

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our report dated February 2, 2000, except with respect to the matters discussed in Notes 13 and 14, as to which the date is October 4, 2000, included in this registration statement and to all references to our Firm included in this registration statement.

                                             Arthur Andersen LLP
                                             Chicago, Illinois
                                             February 15, 2001